As filed with the Securities and Exchange Commission on July 31, 2018
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE ULTIMATE SOFTWARE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	65-0694077 (I.R.S. Employer Identification Number)

2000 Ultimate Way Weston, FL 33326 (954) 331-7000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Felicia Alvaro Executive Vice President, Chief Financial Officer and Treasurer The Ultimate Software Group, Inc. 2000 Ultimate Way Weston, FL 33326 (954) 331-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Christopher Doyle, Esq. Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038 Telephone: (212) 806-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ❑
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ❑

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ❑
If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box. ❑
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	❑
Non-accelerated filer	❑ (do not check if smaller reporting company)	Smaller reporting company	❑
		Emerging growth company	❑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ❑

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, $0.01 par value per share	560,150	$291.85	$163,479,777.50	$20,353.23
(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2) Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of Registrant’s common stock as reported on the Nasdaq Global Select Market on July 26, 2018.

EXPLANATORY NOTE
This Registration Statement registers 560,150 shares of Common Stock, par value $0.01 per share (“Common Stock”) of The Ultimate Software Group, Inc. to be offered for resale by certain selling stockholders and their assignees.
The selling stockholders acquired their Common Stock in connection with our acquisition of PeopleDoc SAS, a simplified joint-stock company (société par actions simplifiée) organized under the laws of France, and its subsidiaries (together with its subsidiaries, “PeopleDoc”), pursuant to a Share Purchase Agreement, dated as of July 26, 2018, by and among The Ultimate Software Group, Inc., PeopleDoc, certain of its controlling shareholders, Shareholder Representative Services LLC, as Sellers’ Agent, and Jonathan Benhamou as Pre-Closing Sellers’ Agent and certain related agreements.
This Registration Statement contains the form of prospectus to be used in connection with offers and sales by the selling stockholders in connection with their sale of Common Stock. Additional selling stockholders may be named in future supplements to the form of prospectus.
We are not offering any shares of Common Stock pursuant to this prospectus and will not receive any proceeds from the sale or other disposition of the shares by the selling stockholders.

PROSPECTUS

560,150 SHARES

THE ULTIMATE SOFTWARE GROUP, INC.
Common Stock
The selling stockholders of The Ultimate Software Group, Inc. (“Ultimate,” “Ultimate Software,” “we” or “us”) identified in this prospectus, together with any additional selling stockholders listed in any applicable prospectus supplement, may sell or otherwise dispose of up to 560,150 shares of Ultimate’s Common Stock, par value $0.01 per share (“Common Stock”). The selling stockholders acquired these shares from us pursuant to a Share Purchase Agreement, dated as of July 26, 2018, by and among Ultimate, PeopleDoc SAS, a simplified joint-stock company (société par actions simplifiée) organized under the laws of France (together with its subsidiaries, “PeopleDoc”), its controlling shareholders, Shareholder Representative Services LLC, as Sellers’ Agent, and Jonathan Benhamou as Pre-Closing Sellers’ Agent, and certain related agreements, in connection with our acquisition of PeopleDoc. We are registering the shares pursuant to registration rights we granted to the selling stockholders.
We are not offering any shares of Common Stock pursuant to this prospectus and will not receive any proceeds from the sale or other disposition of the shares by the selling stockholder.
The selling stockholders (which term as used herein includes their respective donees, transferees or other successors in interest) may, from time to time, sell, transfer or otherwise dispose of the shares or interests therein on any stock exchange, market or trading facility on which the shares are traded or in private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders will bear all fees, discounts, concessions or commissions of broker-dealers or agents, and any other expenses incurred in connection with the offering of the shares by the selling stockholders. See “Plan of Distribution” beginning on page 10 of this prospectus for more information about how the selling stockholders may sell their shares of Common Stock. Additional selling stockholders may be named in a supplement to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus and any applicable prospectus supplement, carefully before you invest.
Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “ULTI.” On July 30, 2018 the last reported sale price for our Common Stock on the Nasdaq Global Select Market was $273.15 per share.
Investing in our securities involves risks. You should carefully consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission (“SEC”) and our other filings with the SEC, as well as in any applicable prospectus supplement, any related free writing prospectus and other information contained or incorporated by reference in this prospectus, before making a decision to invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

_____________________________________
The date of this prospectus is July 31, 2018.

TABLE OF CONTENTS
Page

PROSPECTUS SUMMARY2
RISK FACTORS5
USE OF PROCEEDS6
SELLING STOCKHOLDER7
PLAN OF DISTRIBUTION11
LEGAL MATTERS14
EXPERTS14
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS15
WHERE YOU CAN FIND MORE INFORMATION16
INFORMATION INCORPORATED BY REFERENCE16

________________________

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless we have indicated otherwise, references in this prospectus to “Ultimate,” “Ultimate Software,” “we,” “us” or “our” and similar terms refer to The Ultimate Software Group, Inc. and its subsidiaries.
________________________

i

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Common Stock. You should read the following summary together with the more detailed information regarding Ultimate Software, the Common Stock being registered hereby, and our financial statements and notes thereto incorporated by reference in this prospectus.
Overview
Ultimate Software is a leading provider of cloud-based human capital management solutions, often referred to as human capital management (“HCM”). Ultimate's UltiPro product suite (“UltiPro”) is a comprehensive, engaging solution that has human resources (“HR”), payroll, and benefits management at its core and includes global people management, available in 14 languages with more than 37 country-specific localizations. The solution is delivered via software-as-a-service, now more commonly known as the cloud computing model, to organizations based in the United States and Canada, including those with global workforces. As of June 30, 2018, we had approximately 4,400 organizations as customers and approximately 40 million people records in our HCM cloud. We attained our leadership position, we believe, through our focus on unified HCM, people-centric product design, cloud technology, and strong customer relationships.
UltiPro is designed to deliver the functionality businesses need to manage the complete employee life cycle from recruitment to retirement and to facilitate high levels of employee engagement with their employers and one another. The solution includes unified feature sets for talent acquisition and onboarding, HR management and compliance, benefits management and online enrollment, payroll, performance management, employee engagement surveying, compensation management with salary planning, budgeting, incentive award planning, succession management, learning management, reporting and analytical decision-making and predictive tools, and time capture, scheduling, attendance tracking, and absence accruals. UltiPro has role-based features for HR professionals, executives, managers, administrators, and employees whether they are in or out of the office, including access to business-critical information on mobile devices such as the iPhone, iPad, and other smartphones and tablets.
Our customers tell us that UltiPro helps them to streamline talent management, HR and payroll processes to significantly reduce administrative and operational costs while also empowering them to manage the talent in their workforces more strategically. UltiPro provides our customers tools to analyze workforce trends for better decision making, identify high-performing talent within their organizations, predict who future high-performers and retention risks will be with a high degree of accuracy, find critical information quickly and perform routine business activities efficiently.
Our cloud offering of UltiPro provides web-based access to comprehensive HCM functionality for organizations that want to simplify delivery and support of their business applications. We have found that UltiPro is attractive to companies that want to focus on their core competencies to increase sales and profits while we supply and manage the hardware, infrastructure, ongoing maintenance and backup services for our customers.
We market our UltiPro solutions primarily to enterprise companies, which we define as organizations with 2,501 or more employees, including those with 10,000 employees and larger; mid-market companies, which we define as those having 501-2,500 employees; and strategic market companies, which we define as those having 100-500 employees. Our mid-market and strategic customers have access to nearly all the features that our larger enterprise companies have through UltiPro, plus a bundled services package. Since many companies in the mid- and strategic markets do not have information technology staff on their premises to help with system deployment or ongoing management issues, we have created a bundled services package to give these customers a high degree of convenience by handling system configuration, business rules, and other situations for them “behind the scenes.” UltiPro is marketed primarily through our enterprise, mid-market, and strategic direct sales teams.
On July 27, 2018, Ultimate acquired PeopleDoc SAS, a simplified joint-stock company (société par actions simplifiée) organized under the laws of France, and its subsidiaries (together with its subsidiaries, “PeopleDoc”), pursuant to a Share Purchase Agreement, dated as of July 26, 2018, by and among The Ultimate Software Group, Inc., PeopleDoc, certain of its controlling shareholders, Shareholder Representative Services LLC, as Sellers’ Agent and Jonathan Benhamou as Pre-Closing Sellers’ Agent (the “Share Purchase Agreement”) and certain related agreements. PeopleDoc is based in Paris, France, and has more than 1,000 customers with users in 180 countries. It is a pioneer of the HR service delivery platform (“HR Service Delivery”) which enables HR organizations to serve employees anytime, anywhere, with the ability to easily answer employee requests on demand; automate employee processes; and manage document acknowledgement, storage, and compliance across multiple global locations. PeopleDoc will continue operating globally as a wholly owned subsidiary of Ultimate, delivering, selling, and supporting cloud-based HR Service Delivery solutions that integrate with multiple HCM platforms to organizations based in North America and Europe.
Ultimate is a Delaware corporation formed in April 1996 to assume the business and operations of The Ultimate Software Group, Ltd., a limited partnership founded in 1990. Ultimate’s headquarters is located at 2000 Ultimate Way, Weston, Florida 33326 and our telephone number is (954) 331-7000.
UltiPro® and its related design are registered trademarks of Ultimate in the United States.

The Offering

Common Stock offered by the selling stockholders	560,150 shares of Common Stock, $0.01 par value per share

Nasdaq Global Select Market trading symbol	ULTI

Risk Factors
See “Risk Factors” on page 5 and other information included or incorporated by reference in this prospectus for a discussion of factors you should consider carefully before investing in our Common Stock.

Use of proceeds
We are registering the shares pursuant to registration rights we granted to the selling stockholders. All of the shares of Common Stock being offered under this prospectus are being sold by the selling stockholders or their donees, transferees or other successors in interest. We are not offering any shares of Common Stock under this prospectus and will not receive any proceeds from the sale or other disposition of the shares by the selling stockholders.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks described in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC, together with the other information set forth in this prospectus and any prospectus supplement, and in the other documents that we incorporate by reference into this prospectus, before making a decision about investing in our Common Stock. The risks and uncertainties discussed in our Annual Report on Form 10-K for the year ended December 31, 2017 are not the only ones facing Ultimate Software. Additional risks and uncertainties not presently known to us, or that we currently deem to be immaterial, may also harm our business, financial condition and operating results, the trading price of our Common Stock could decline and you could lose part or all of your investment.

v

USE OF PROCEEDS
We are registering the shares pursuant to registration rights we granted to the selling stockholders. We are not offering any shares of Common Stock under this prospectus and will not receive any proceeds from the sale or other disposition of the shares by the selling stockholders.
We have agreed to pay all costs, expenses and fees relating to registering the shares of our Common Stock referenced in this prospectus with the SEC. The selling stockholders will pay any fees, discounts, concessions or commissions of broker-dealers or agents, and any other expenses incurred in connection with the sale or other disposition by the selling stockholders of the shares covered hereby.

SELLING STOCKHOLDERS
Pursuant to the registration rights agreement, dated July 27, 2018 by and among us, the selling stockholders noted below and certain other parties, we agreed to file with the SEC a registration statement, of which this prospectus forms a part, to cover the resale of the shares issued to the selling stockholders, and to keep such registration effective until the earliest to occur of (i) the date on which all shares of Common Stock being offered pursuant to this prospectus by the selling stockholders have been sold, (ii) such time as the selling stockholders are eligible to sell all of the shares of Common Stock being offered pursuant to this prospectus under Rule 144 of the Securities Act of 1933 (the “Securities Act”) without any limitation as to volume, manner of sale or the availability of current public information with respect to us, or (iii) the twelve month anniversary of the effectiveness of the registration statement of which this prospectus forms a part. Up to 560,150 shares of Common Stock are being offered pursuant to this prospectus, all of which are being offered for resale for the account of the selling stockholders. All the shares being offered were acquired by the selling stockholders pursuant to the Share Purchase Agreement and related agreements, in connection with our acquisition of PeopleDoc.
The table below and the related footnotes sets forth certain information known to us, based upon written representations from the selling stockholders and information obtained from PeopleDoc, with respect to the beneficial ownership of our shares of Common Stock held by the selling stockholders as of July 27, 2018, the date of our acquisition of PeopleDoc. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of the Common Stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of the Common Stock that will be held by the selling stockholders upon termination of any particular offering. For purposes of the table below, we assume that the selling stockholders will sell all of their shares of Common Stock covered by this prospectus.
In the table below, the percentage of shares beneficially owned is based on 31,199,858 shares of our Common Stock outstanding at the close of business on July 27, 2018, determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended. Under such rule, beneficial ownership includes any shares over which the selling stockholder has sole or shared voting power or investment power and also any shares that the selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights. Except as otherwise indicated, we believe that the selling stockholders have sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them. The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

Name of Selling Stockholder	Prior to the Offering		Shares of Common Stock Being Registered for Resale	After the Offering (Assuming All Shares of Common Stock Being Offered Hereby are Sold)
	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding		Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
Legendre Holding 43 SAS (1)	115,136	*	115,136	—	—
Accel London Investments IX S.a r.l. (2)	119,754	*	119,754	—	—
Accel London Investments X S.a r.l (3)	10,554	*	10,554	—	—

FPCI Alven Capital III (4)	107,838	*	107,838	—	—
Kernel Investissements (5)	106,275	*	106,275	—	—
Cap ISF	8,119	*	8,119	—	—
En direct Holding (6)	8,413	*	8,413	—	—
Julien Einaudi	10,500	*	10,500	—	—
Maxime Cauchet	13,600	*	13,600	—	—
Henry Huyghues Despointes	5,636	*	5,636	—	—
André Einaudi	14,435	*	14,435	—	—
Jean-Luc Benhamou	4,264	*	4,264	—	—
Bruno Guénin	2,929	*	2,929	—	—
Cyril Durand	1,070	*	1,070	—	—
Ivan Dumon	1,005	*	1,005	—	—
Jean-Paul Villot	2,667	*	2,667	—	—
Thierry Breton	2,940	*	2,940	—	—
Antoine Treuille	735	*	735	—	—
Guillaume Guénin	585	*	585	—	—
Erik Sabatier	1,522	*	1,522	—	—
Grégory Tappero	606	*	606	—	—
Benjamin Cadars (7)(8)	811	*	811	—	—
Yann Perchec (7)(9)	1,566	*	1,566	—	—
Thibaut Decaudain (7)(10)	811	*	811	—	—
Fabien Lerays (7)(11)	811	*	811	—	—
Caroline Panhard	506	*	506	—	—
Edwin Neumann (12)	1,145	*	1,145	—	—
Philippe Christophe (7)(13)	715	*	715	—	—
Laurent D'Auvigny (7)	472	*	472	—	—
Yulia Pukhova (7)(14)	696	*	696	—	—
Philippe Raynaud (7)(15)	1,741	*	1,741	—	—
Jocelyne Attal (7)	689	*	689	—	—
Adriana Bokel Herde (16)	1,652	*	1,652	—	—
Arnaud Gouachon (7)(17)	1,654	*	1,654	—	—
Syed Ijaz (7)(18)	1,705	*	1,705	—	—
Aimee Munsell (7)(19)	1,659	*	1,659	—	—
James Nevins (7)(20)	1,741	*	1,741	—	—
Karine Rivoire (21)	449	*	449	—	—
Thomas Stratmann (7)	634	*	634	—	—
Wieland Volkert (7)(22)	793	*	793	—	—
Mike Dinsdale	793	*	793	—	—
Frédéric Court	524	*	524	—	—
___________

*	Indicates ownership of less than 1.0% of the Common Stock outstanding.

(1)	The selling stockholder has advised us that Eurazeo SE, a French publicly-listed entity, owns 90% of the share capital of Legendre Holding 43 SAS.

(2)
The selling stockholder has advised us that Accel London Investments IX S.a.r.l. is 100% owned by Accel London Pan-European IV S.a.r.l which is in turn owned 100% by Accel London IV L.P (“AL4”). The general partner of AL4 is Accel London IV Associates L.P (“AL4A”).

The general partner of AL4A is Accel London IV Associates L.L.C. (“AL4 LLC”). The managers of AL4 LLC are Hendrik Nelis, Sonali de Rycker and Kevin Comolli. Hendrik Nelis, Sonali de Rycker, Kevin Comolli and AL4 LLC may be deemed to share voting and investment power over the shares held by Accel London Investments IX S.a.r.l.

(3)
The selling stockholder has advised us that Accel London Investments X S.a.r.l. is 100% owned by Accel London Investors 2014 L.P. (“ALI 2014”). The general partner of ALI 2014 is Accel London IV Associates L.L.C. (“AL4 LLC”). The managers of AL4 LLC are Hendrik Nelis, Sonali de Rycker and Kevin Comolli. Hendrik Nelis, Sonali de Rycker, Kevin Comolli and AL4 LLC may be deemed to share voting and investment power over the shares held by Accel London Investments X S.a.r.l.

(4)
The selling stockholder has advised us that FPCI Alven Capital III is an investment fund managed by Alven Capital Partners. Guillaume Aubin and Charles Letourneur have voting and investment control over the shares held by FPCI Alven Capital III. Charles Letourneur was a board member of PeopleDoc prior to the acquisition by Ultimate.

(5)
The selling stockholder has advised us that Pierre Kosciusko and Pierre Krings have voting and investment control over the shares held by Kernel Investissements. Pierre Kosciusko was a board member of PeopleDoc prior to the acquisition by Ultimate.

(6)	The selling stockholder has advised us that Jean Claude Seroul has voting or investment control over the shares held by En Direct Holding.

(7)	Employee of PeopleDoc or a subsidiary of PeopleDoc, which are now subsidiaries of Ultimate Software by virtue of the acquisition by Ultimate Software on July 27, 2018.

(8)	Benjamin Cadars served as Vice President of Product Management at PeopleDoc prior to our acquisition of PeopleDoc and will serve as Senior Director of Product following the acquisition.

(9)	Yann Perchec served as Chief Technology Officer of PeopleDoc prior to our acquisition of PeopleDoc and will serve as Vice President of Engineering following the acquisition.

(10)
Thibaut Decaudain served as Vice President, Research and Product Innovation at PeopleDoc prior to our acquisition of PeopleDoc and will serve as Senior Director of Research and Product Innovation following the acquisition.

(11)	Fabian Lerays served as Vice President, Customer Service EMEA at PeopleDoc prior to our acquisition of PeopleDoc and will serve as Senior Director of Customer Service following the acquisition.

(12)	Edwin Neumann previously served as Chief Financial Officer of PeopleDoc.

(13)
Philippe Christophe served as Vice President of Sales, France-Benelux at PeopleDoc prior to our acquisition of PeopleDoc and will continue to serve as Vice President of Sales, France-Benelux following the acquisition.

(14)	Yulia Pukhova served as Vice President of Finance at PeopleDoc prior to our acquisition of PeopleDoc and will continue to serve as Senior Director of Finance following the acquisition.

(15)	Philippe Raynaud served as Country Manager, France/Benelux at PeopleDoc prior to our acquisition of PeopleDoc and will continue to serve as Country Manager, France/Benelux following the acquisition.

(16)	Adriana Bokel Herde previously served as Chief People Officer of PeopleDoc.

(17)
Arnaud Gouchon served as Chief Legal Officer of PeopleDoc prior to our acquisition of PeopleDoc and will serve as Vice President and Associate General Counsel – International following the acquisition.

(18)	Syed Ijaz previously served as Chief Customer Officer of PeopleDoc.

(19)	Aimee Munsell served as Chief Marketing Officer of PeopleDoc prior to our acquisition of PeopleDoc and will serve as Vice President, Marketing following the acquisition.

(20)
James Nevins served as Vice President of Sales, North America at PeopleDoc prior to our acquisition of PeopleDoc and will continue to serve as Vice President of Sales, North America following the acquisition.

(21)	Karine Rivoire was previously an employee of PeopleDoc.

(22)	Wieland Volkert served as Country Manager, DACH and Netherlands at PeopleDoc prior to our acquisition of PeopleDoc and will serve as Country Manager, DACH and Netherlands following the acquisition.

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PLAN OF DISTRIBUTION
We are registering the shares of Common Stock issued to the selling stockholders to permit the sale and resale of these shares of Common Stock by the selling stockholders from time to time from after the date of this prospectus.
Additional selling stockholders not named in this prospectus may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. Donees, transferees or other successors in interest of identified selling stockholders may not be able to use this prospectus for resales until they are named in the selling stockholders table by prospectus supplement or post-effective amendment. If required, we may add donees, transferees or other successors in interest by prospectus supplement in instances where the donee, transferee or other successor in interest has acquired its shares from holders named in this prospectus after the effective date of this prospectus. See “Selling Stockholders.”
The selling stockholders may, from time to time, sell any or all of the shares of Common Stock beneficially owned by them and offered hereby. The sales may be made on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices.
The selling stockholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers. The shares of Common Stock may be sold by one or more of, or a combination of, the following methods:

•
block trades in which the broker-dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.
The selling stockholders and any broker-dealers or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such selling stockholders, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Ultimate Software is not aware of any selling stockholder being a registered broker-dealer or an affiliate of a registered broker-dealer.
Ultimate Software is not aware of any selling stockholders having any agreement or understanding, directly or indirectly, with any person to distribute the common stock. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act. The selling stockholders may distribute shares to their partners, shareholders or other owners in the normal course, who may in turn sell the shares in the manner listed above.
There can be no assurance that the selling stockholders will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.
We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, damages and liabilities (or actions in respect thereof), including liabilities under the Securities Act, incident to the registration of the shares, provided, however that the selling stockholders shall be required to indemnify us for any losses, damages, liabilities or expenses that may arise from any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to us by the selling stockholders specifically for use in this prospectus. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling stockholders specifically for use in this prospectus.
We may restrict or suspend offers and sales or other dispositions of the shares under the registration statement, of which this prospectus forms a part, at any time from and after the effective date of the registration statement, subject to certain terms and conditions. In the event of such restriction or suspension, the selling stockholders will not be able to offer or sell or otherwise dispose of the shares of Common Stock under the registration statement.
The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of Common Stock may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
To the extent required, the shares of our Common Stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
There can be no assurance that the selling stockholders will sell any or all of the shares of Common Stock we registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus forms a part. Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradeable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of the shares of Common Stock offered by this prospectus has been passed upon for Ultimate Software by Stroock & Stroock & Lavan LLP.
EXPERTS
The consolidated financial statements of Ultimate Software and its subsidiaries as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017, included in Ultimate Software’s Annual Report on Form 10-K for the year ended December 31, 2017, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, included in Ultimate Software’s Annual Report on Form 10-K for the year ended December 31, 2017, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement or free writing prospectus, including the documents incorporated or deemed to be incorporated by reference into this prospectus, may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements represent our expectations or beliefs, including, but not limited to, our expectations concerning our operations and financial performance and condition. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Ultimate’s actual results could differ materially from those contained in the forward-looking statements due to risks and uncertainties associated with fluctuations in our quarterly operating results, concentration of our product offerings, development risks involved with new products and technologies, competition, our contractual relationships with third parties, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
More information on potential factors that could affect our financial results is included from time to time in our SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in our periodic reports on Form 10-K and Form 10-Q that we file with the Securities and Exchange Commission. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.
Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.
This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We also have filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.
These documents are also available, free of charge, through the Investors section of our website, which is located at www.ultimatesoftware.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.
INFORMATION INCORPORATED BY REFERENCE
The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 26, 2018;

•
All information in our definitive proxy statement on Schedule 14A, filed with the SEC on April 2, 2018, solely to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2017;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 9, 2018;

•
Our Current Reports on Form 8-K, filed with the SEC on May 4, 2018, May 15, 2018, July 17, 2018 (other than information furnished pursuant to Item 7.01 therein), and July 31, 2018 (other than information furnished pursuant to Items 2.02 and 7.01 therein);

•
The description of our Common Stock contained in our Registration Statement on Form 8-A (Commission File No. 000-24347), filed with the SEC on May 27, 1998, including any subsequent amendment or any report filed for the purpose of updating such description; and

•
The description of the Preferred Share Purchase Rights contained in our Registration Statement on Form 8-A (Commission File No. 000-24347), filed with SEC on October 23, 1998, as amended by the Registration Statement on Form 8-A/A (Commission File No. 000-24347), filed with the SEC on September 2, 2008, and including any subsequent amendment or report filed for the purpose of updating such description.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.
Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.
Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning us at the following address or telephone number:
Felicia Alvaro
Executive Vice President, Chief Financial Officer and Treasurer
The Ultimate Software Group, Inc.
2000 Ultimate Way
Weston, FL 33326
(954) 331-7000

560,150 SHARES

THE ULTIMATE SOFTWARE GROUP, INC.
Common Stock

PROSPECTUS
July 31, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The Registrant will pay all reasonable expenses incident to the registration of the shares of Common Stock other than any commissions and discounts of underwriters, dealers or agents. Such expenses are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Amount to be paid

SEC registration fee	$20,353.23
Legal fees and expenses	25,000
Accounting fees and expenses	5,000
Miscellaneous	5,000
Total	$55,353.23

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
We are subject to the corporation laws of the State of Delaware, including their indemnification provisions. Section 102 of the General Corporation Law of Delaware (the “DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.
Section 145 of the DGCL permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or another enterprise if serving at the request of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In any threatened, pending or completed action or suit by or in the right of the corporation, a corporation is permitted to indemnify any director, officer, employee or agent of the corporation (or another enterprise if serving at the request of the corporation) against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper. The statute

II-1

provides that indemnification pursuant to these provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Article Eighth of our certificate of incorporation, as amended, states that to the fullest extent permitted by Section 102 of the DGCL, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, and that the corporation shall indemnify to the fullest extent permitted by Section 145 of the DGCL, each person that Section 145 of the DGCL grants the corporation the power to indemnify.
Under Article VI of our bylaws, as amended, any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative or investigative, including any appeal therefrom, by reason of the fact that he is or was a director or officer of ours or was serving at our request as a director or officer of another entity or enterprise, may, subject to certain limited exceptions, be indemnified and held harmless by us, if this person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. We may advance all expenses incurred by a director or officer in defense of a proceeding prior to its final determination, provided that such director or officer undertakes to repay such advances if it is ultimately determined that such person is not entitled to indemnification. Our bylaws also permit us to indemnify employees or agents of the corporation in certain circumstances. The indemnification provided in our bylaws is not exclusive of any other rights to which those seeking indemnification may otherwise be entitled.
We have purchased directors’ and officers’ liability insurance which would indemnify our directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.

ITEM 16.	EXHIBITS.
The following exhibits are filed as part of this Registration Statement.

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Exhibit Number	Exhibit Description

3.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1/A (File 333-47881), filed May 29, 1998 (the “1998 Registration Statement”))*

3.2	Certificate of Designations of Series A Junior Preferred Stock (incorporated by reference to Exhibit 2 to Ultimate’s Current Report on Form 8-K dated October 23, 1998)*
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Ultimate's Current Report on Form 8-K dated April 3, 2017)*
4.1	Form of Certificate for the Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to the 1998 Registration Statement)*
4.2
Amended and Restated Rights Agreement, dated as of August 26, 2008, between Ultimate and Computershare Trust Company, N.A., as Rights Agent. The Rights Agreement includes the Form of Certificate of Designations of Series A Junior Preferred Stock as Exhibit A, the Form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (incorporated by reference to Exhibit 4.1 to Ultimate’s Current Report on Form 8-K dated September 2, 2008)*

4.3
Registration Rights Agreement by and among the Registrant and the Persons listed on Annex I thereto, dated as of July 27, 2018 (incorporated by reference to Exhibit 10.1 to Ultimate’s Current Report on Form 8-K dated July 31, 2018)*

5.1	Opinion of Stroock & Stroock & Lavan LLP
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)
*	Previously filed and incorporated by reference

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ITEM 17.	UNDERTAKINGS.
A.    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
B.    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Weston, State of Florida, on this 30th day of July 2018.

THE ULTIMATE SOFTWARE GROUP, INC.

By:	/s/ Felicia Alvaro
	Name:	Felicia Alvaro
	Title:	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Scott Scherr and Felicia Alvaro and each of them, as his or her true and lawful attorney in fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Scherr	President, Chief Executive Officer and Chairman of the Board	July 30, 2018
Scott Scherr	(Principal Executive Officer)

/s/ Felicia Alvaro	Executive Vice President, Chief Financial Officer and Treasurer	July 30, 2018
Felicia Alvaro	(Principal Financial and Accounting Officer)

/s/ Marc D. Scherr	Vice Chairman and Chief Operating Officer	July 30, 2018
Marc D. Scherr

/s/ James A. FitzPatrick, Jr.	Director	July 30, 2018
James A. FitzPatrick, Jr.

/s/ Jonathan D. Mariner	Director	July 30, 2018
Jonathan D. Mariner

/s/ Rick Wilber	Director	July 30, 2018
Rick Wilber

/s/ Alois T. Leiter	Director	July 30, 2018
Alois T. Leiter

/s/ Jason Dorsey	Director	July 30, 2018
Jason Dorsey

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1
Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1/A (File 333-47881), filed May 29, 1998 (the “Registration Statement”))*

3.2	Certificate of Designations of Series A Junior Preferred Stock (incorporated by reference to Exhibit 2 to Ultimate’s Current Report on Form 8-K dated October 23, 1998)*
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Ultimate's Current Report on Form 8-K dated April 3, 2017)*
4.1	Form of Certificate for the Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to the Registration Statement)*
4.2
Amended and Restated Rights Agreement, dated as of August 26, 2008, between Ultimate and Computershare Trust Company, N.A., as Rights Agent. The Rights Agreement includes the Form of Certificate of Designations of Series A Junior Preferred Stock as Exhibit A, the Form of Rights Certificate as Exhibit B and the Summary of Rights as Exhibit C (incorporated by reference to Exhibit 4.1 to Ultimate’s Current Report on Form 8-K dated September 2, 2008)*

4.3
Registration Rights Agreement by and among the Registrant and the Persons listed on Annex I thereto, dated as of July 27, 2018 (incorporated by reference to Exhibit 10.1 to Ultimate’s Current Report on Form 8-K dated July 31, 2018)*

5.1	Opinion of Stroock & Stroock & Lavan LLP
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)
*	Previously filed and incorporated by reference